              EXHIBIT 11 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                   (in thousands, except per share earnings (loss))

                                                Six Months                    Six Months
                                            Ended June 29, 1997           Ended June 30, 1996
                                           ----------------------        ----------------------
                                           Primary  Fully Diluted        Primary  Fully Diluted
                                           -------  -------------        -------  -------------
Average shares outstanding                  8,837       8,837             8,539       8,541

    Effect of dilutive stock options -
    In 1996, based on the treasury
    stock method using average
    market price, which is greater
    than period end market price                0               0              4              4
                                           -------  -------------        -------  -------------
           Totals                            8,837          8,837          8,543          8,545
                                           -------  -------------        -------  -------------
                                           -------  -------------        -------  -------------
    Net income (loss)                     $(20,486)      $(20,486)          $100           $100
                                           -------  -------------        -------  -------------
                                           -------  -------------        -------  -------------
    Earnings (loss) per share               $(2.32)        $(2.32)          $.01           $.01
                                           -------  -------------        -------  -------------
                                           -------  -------------        -------  -------------

                                               Three Months                  Three Months
                                            Ended June 29, 1997           Ended June 30, 1996
                                           ----------------------        ----------------------
                                           Primary  Fully Diluted        Primary  Fully Diluted
                                           -------  -------------        -------  -------------
Average shares outstanding                   8,937          8,937          8,562          8,563

    Effect of dilutive stock options             0              0              0              0
                                           -------  -------------        -------  -------------
              Totals                         8,937          8,937          8,562          8,563
                                           -------  -------------        -------  -------------
                                           -------  -------------        -------  -------------

    Net loss                              $(10,852)      $(10,852)       $(2,962)       ($2,962)
                                           -------  -------------        -------  -------------
                                           -------  -------------        -------  -------------

    Loss per share                          $(1.21)        $(1.21)         $(.35)         $(.35)
                                           -------  -------------        -------  -------------
                                           -------  -------------        -------  -------------


For the six months ended June 29, 1997 and the quarters ended June 29, 1997 and June 30, 1996 the effect of stock options are not included as they would be anti-dilutive because of the Company's net loss in those periods.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN VANTAGE INC.
(Registrant)




/s/ R. Neil Stuart                          /s/ Michael J. Hunter
----------------------                      -------------------------
R. Neil Stuart                              Michael J. Hunter
Senior Vice President,                      Vice President,
Chief Financial Officer                     Chief Accounting Officer
(Duly Authorized Officer)                   (Duly Authorized
                                            Chief Accounting Officer)

August 12, 1997